Exhibit 3.27

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/28/1999
991216069 - 3049531

CERTIFICATE OF FORMATION

OF

CABLE EQUITIES COLORADO, LLC

1. The name of the limited liability company is Cable Equities Colorado, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Cable Equities Colorado, LLC this 28th day of May, 1999.

/s/ Colleen M. Hegarty
Colleen M. Hegarty, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:32 PM 09/14/1999
991383200 - 3049531

CERTIFICATE OF MERGER OF

CABLE EQUITIES OF COLORADO, LTD.

a Colorado Limited Partnership

WITH AND INTO

CABLE EQUITIES COLORADO, LLC

a Delaware Limited Liability Company

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i)	Cable Equities of Colorado, Ltd., a Colorado Limited Partnership, and

(ii)	Cable Equities Colorado, LLC, a Delaware Limited Liability Company

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving entity is Cable Equities Colorado, LLC, a Delaware Limited Liability Company.

4. The Certificate of Formation of Cable Equities Colorado, LLC shall be the Certificate of Formation of the surviving entity.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of Cable Equities Colorado, LLC located at the following address:

360 South Monroe Street

Suite 600

Denver, Colorado 80209

6. A copy of the Agreement and Plan of Merger will be furnished by Cable Equities of Colorado, LLC, on request and without cost, to any person holding a partnership or membership interest in Cable Equities of Colorado, Ltd. or Cable Equities Colorado, LLC.

IN WITNESS WHEREOF, Cable Equities Colorado, LLC has caused this Certificate to be executed by a duly authorized person thereof this 14th day of September, 1999.

CABLE EQUITIES COLORADO, LLC

By: Cable Equities of Colorado Management Corp., its sole member

By:	/s/ Marcy Lifton
	Name:	Marcy Lifton
	Title:	Vice President and Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/18/2002
020460092 - 3049531

Certificate of Amendment to Certificate of Formation

of

CABLE EQUITIES COLORADO, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CABLE EQUITIES COLORADO, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 11, 2002

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)